EXHIBIT 10.17

  Execution Version

AMENDMENT NO. 2

TO

LOAN, SECURITY AND GUARANTEE AGREEMENT

This AMENDMENT NO. 2 TO LOAN, SECURITY AND GUARANTEE AGREEMENT, dated as of December 15, 2023 (this “Amendment”), by and among GEE GROUP INC., an Illinois corporation (“GEE Group”), the Subsidiaries of GEE Group listed on the signatures pages to the Loan Agreement (as defined below) as Borrowers or otherwise joined as a Borrower thereunder from time to time (each, a “Borrower”, and collectively, “Borrowers”), the other Persons from time to time party to the Loan Agreement (as defined below) as Guarantors, the Lenders signatory hereto, and CIT BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by merger to CIT Bank, N.A.) (“CIT”), as agent for the Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, Agents and the Lenders have entered into that certain Loan, Security and Guarantee Agreement, dated as of May 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; all capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement); and

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the promises and the agreements hereinafter contained, the parties hereto agree as follows:

1. Amendment to Loan Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Loan Agreement shall be amended as follows:

(a) Section 1.1 of the Loan Agreement shall be amended by inserting the following new definition thereto in its appropriate alphabetical order as follows:

Top Account Debtor: the Account Debtor with the highest gross amount of Accounts owing to Borrowers (based on the most recently delivered Borrowing Base Report) so long as such Account Debtor is acceptable to Agent in its sole discretion.

Top Three Account Debtors: the three (3) Account Debtors with the highest gross amounts of Accounts owing to Borrowers (based on the most recently delivered Borrowing Base Report) so long as each such Account Debtor is acceptable to Agent in its sole discretion.

1

(b) Section 1.1 of the Loan Agreement shall be further amended by amending and stating clause (c) of the definition of “Eligible Accounts” set forth therein as follows:

“(c) (i) with respect to any Account owing by the Top Account Debtor, when aggregated with other Accounts owing by the Top Account Debtor, it exceeds 25% of the aggregate Eligible Accounts, (ii) with respect to any Account owing by a Top Three Account Debtor, when aggregated with other Accounts owing by the Top Three Account Debtors, it exceeds 50% of the aggregate Eligible Accounts and (iii) with respect to any other Account, when aggregated with other Accounts owing by the Account Debtor (other than the Top Account Debtor), it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time);”

2. References to Amended Loan Agreement. This Amendment is an amendment to the Loan Agreement. Unless the context of this Amendment otherwise requires, the Loan Agreement and this Amendment shall be read together and shall have the effect as if the provisions of the Loan Agreement and this Amendment were contained in one agreement. This Amendment shall be a Loan Document for all purposes under the Loan Agreement.

3. Full Force and Effect. As expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof, as applicable. This Amendment is limited as written and shall not be deemed (a) to be an amendment of or a consent under or waiver of any other term or condition of any of the Loan Documents or (b) to prejudice any right or rights which the Lenders now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents.

4. Consent and Reaffirmation of Guarantors. Each Guarantor, by its signature below, hereby (a) acknowledges and agrees to the terms and conditions set forth in this Amendment, (b) agrees that nothing in this Amendment in any way impairs or lessens its liabilities under the Loan Documents to which it is a party or by which it is bound, and (c) reaffirms all of its obligations and liabilities under all such Loan Documents.

5. Reaffirmation of Collateral. Each Obligor confirms the continued validity and effectiveness of the Security Documents and of all grants of liens, security and other interests in the Collateral made in connection with the closing under the Loan Agreement.

6. Conditions. This Amendment shall become effective as of the first date written hereof (such date being referred to as the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied:

(a) receipt by the Agent of an executed counterpart of this Agreement which has been executed by each Lender, each Borrower, each Guarantor and the Agent; and

(b) such other documents and instruments as the Agent or any Lender may reasonably request.

2

7. Representations and Warranties of the Obligors. In order to induce the Lenders to enter into this Amendment, each Obligor makes the following representations and warranties, which representations and warranties shall survive the execution and delivery hereof:

(a) Each of the Loan Agreement and the other Loan Documents are in full force and effect;

(b) Each of the Loan Agreement, the other Loan Documents and this Amendment have been duly authorized, executed and delivered by the parties thereto and constitute legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(c) No Obligor has any offset, defense or counterclaim with respect to any of their obligations under the respective Loan Documents, as amended hereby (any such offset, defense or counterclaim as may now exist being hereby irrevocably waived by each Obligor);

(d) After giving effect to this Amendment, no Default nor Event of Default has occurred and is continuing;

(e) All of the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except (i) to the extent such representation and warranty is by its terms subject to materiality, in which case, such representation or warranty shall be true and correct in all respects and (ii) for representations and warranties that relate solely to an earlier date);

(f) Neither the execution and delivery of this Amendment by each Obligor, nor consummation by such Obligor of the transactions contemplated herein, nor compliance by such Obligor with the terms, conditions and provisions hereof (or of the Loan Agreement or the other Loan Documents as amended hereby) will conflict with or result in a breach of any of the terms, conditions or provisions, as applicable, of (i) any Obligor’s Organic Documents, (ii) any agreement or instrument to which any Obligor is a party or by which the property of any Obligor is or may be bound, (iii) any judgment or order, writ, injunction or decree of any court, or (iv) any Applicable Law; and

(g) No action of, or filing with, any governmental or public body or authority, or any other Person, is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment by each Obligor.

8. Governing Law. This Amendment, and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of relating to this Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with, federal law and the laws of the State of New York (without regard to the conflicts of law principles thereof that would call for the application of the laws of another jurisdiction).

3

9. Release

(a) Each Obligor signatory hereto hereby releases and forever discharges Agent and Lenders and their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by such Obligor, and whether concealed or hidden (collectively, “Claims”), which such Obligor now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Loan Agreement or the other Loan Documents (collectively the “Released Matters”).

(b) Each Obligor represents, warrants and agrees, that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Amendment, the Loan Agreement or the other Loan Documents. Each Obligor has reviewed this release with such Obligor’s legal counsel, and understands and acknowledges the significance and consequence of this release. Each Obligor understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Obligor or believed by such Obligor to be true. Nevertheless, each Obligor intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

(c) Each Obligor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claims released, remised and discharged by such Obligor pursuant to this Section 9. If any Obligor violates the foregoing covenant, such Obligor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute a single agreement. Any signature delivered by a party by facsimile transmission or electronically (via “PDF” or similar format) shall be deemed to be an original signature hereto.

[Signatures appear on the following pages.]

4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWERS

GEE GROUP INC.

By:
Name:	Kim Thorpe
Title:	Chief Financial Officer, Senior Vice President and Secretary

ACCESS DATA CONSULTING CORPORATION
SCRIBE SOLUTIONS, INC.
AGILE RESOURCES, INC.
TRIAD PERSONNEL SERVICES, INC.
SNI COMPANIES
BMCH, INC.

By:
Name:	Kim Thorpe
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

PALADIN CONSULTING, INC.

By:
Name:	Kim Thorpe
Title:	Treasurer and Assistant Secretary

[Signature Page to Amendment No. 2 to Loan, Security and Guarantee Agreement]

5

GUARANTORS:

GEE GROUP PORTFOLIO INC.

By:
Name:	Kim Thorpe
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

TRIAD LOGISTICS, INC.

By:
Name:	Kim Thorpe
Title:	Treasurer and Assistant Secretary

 [Signature Page to Amendment No. 2 to Loan, Security and Guarantee Agreement]

6

FIRST-CITIZENS BANK & TRUST COMPANY, as Agent and a Lender

By:
Name:
Title:

 [Signature Page to Amendment No. 2 to Loan, Security and Guarantee Agreement]

7